UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report: May 6, 2011
(Date of earliest event reported)

TEMPLE-INLAND INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, 3rd Floor
Austin, Texas 78746
(Address of Principal Executive Offices, including Zip code)

(512) 434-5800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on May 6, 2011, at which a quorum was present.  The table below sets forth for each matter voted on at that meeting, as certified by the independent inspector of elections, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, for the first three matters listed below, and the number of votes cast for each of 1 year, 2 years, and 3 years, as well as the number of abstentions, for the advisory vote on the frequency of advisory votes on executive compensation.

Matter	For	Against	Abstentions and Broker Non-Votes
1.	Election of three directors
(a) Larry R. Faulkner	88,675,745	381,141	8,372,021
(b) Jeffrey M. Heller	86,986,830	2,068,289	8,373,889
(c) Doyle R. Simons	86,835,787	2,256,781	8,336,441

2.	Advisory vote on executive compensation	82,836,510	5,478,879	9,113,513

3.	Ratification of selection of Ernst & Young LLP as independent registered public accounting firm	97,165,885	155,003	108,120

1 Year	2 Years	3 Years	Abstain
4.	Advisory vote on frequency of advisory votes on executive compensation	78,151,912	94,099	10,060,419	8,311,716

In our proxy materials prepared for the annual meeting, we disclosed that our board of directors recommended that advisory votes on executive compensation should be held annually.  A majority of shareholders voting at the annual meeting agreed with this recommendation.  Accordingly, our board of directors has decided that we will hold annual advisory votes on executive compensation until the next advisory vote on the frequency of advisory votes on executive compensation.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: May 10, 2011	By:	/s/ J. Bradley Johnston
Name: J. Bradley Johnston
Title: Chief Administrative Officer

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